Exhibit 99.1

PRIMUS TELECOMMUNICATIONS REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

2004 Goals Revised to Reflect Accelerated Strategic Initiatives

and Increased Competition

MCLEAN, VA.—(BUSINESS WIRE)—July 29, 2004—PRIMUS Telecommunications Group, Incorporated (Nasdaq: PRTL), a global telecommunications services provider, today announced its results for the quarter ended June 30, 2004.

Key Quarterly Performance Highlights (comparisons are to the prior year quarter):

•                       $332 Million Net Revenue, Up 4%

•                       $12 Million Income from Operations

•                       $37 Million Adjusted EBITDA, Up 7%

•                       $20 Million Cash Provided by Operating Activities

•                       $13 Million Free Cash Flow

PRIMUS reported second quarter 2004 net revenue of $332 million, up 4% from $320 million in the second quarter of 2003, and down 5% sequentially from $348 million in the first quarter of 2004.  The Company reported a net loss for the quarter of ($15) million (including $16 million in net losses from foreign currency transactions and the sale of assets, partially offset by a gain on early retirement of debt) compared to net income of $20 million (including $22 million in net gains from foreign currency transactions and the early retirement of debt, partially offset by a loss on the sale of assets) in the second quarter of 2003.  As a result, the Company reported basic and diluted loss per common share of ($0.17) for the second quarter 2004, compared to basic and diluted income per common share of $0.21 in the year-ago quarter.  Adjusted Net Income, as calculated in the attached schedules, for the second quarter of 2004 was $1 million, as compared to an Adjusted Net Loss of ($2) million in the second quarter of 2003. Adjusted Diluted Income Per Common Share was $0.01 for the second quarter 2004, compared to an Adjusted Diluted Loss Per Common Share of ($0.04) in the year-ago quarter.

PRIMUS’s operating results in the second quarter reflect increased competition from product bundling in virtually all of the Company’s markets, together with continued competitive pricing pressures.  In addition, wireline long distance usage continued to decline due to increased use of cellular phones and Internet services.  “It is clear that our revenue growth and profitability have been strongly challenged by a changing industry environment throughout the first half of this year,” said K. Paul Singh, Chairman and Chief Executive Officer of PRIMUS.  “During the first quarter we experienced pricing pressure on our core long distance and dial-up Internet service provider (ISP) products. In the second quarter, this competitive challenge became more intense when major incumbent carriers in our markets used long distance offerings as a “loss leader” to encourage customers to subscribe to their bundled local, cellular and broadband services.

“Our strategic response to this new competitive reality is to take immediate steps to transform PRIMUS from being a long distance voice and ISP carrier into an integrated wireline, cellular and broadband services provider. This was a transformation we knew we had to make over time to remain competitive, and it was the basis for our announcement in February of this year of our strategic initiatives in local, cellular and broadband VOIP services.  We continue to make major investments in these critically important programs, and they’ve already begun to bear fruit.  Although the aggregate revenues are still modest in comparison to our $1.3 billion revenue base, the trend lines are encouraging—revenues from these initiatives more than doubled from first quarter 2004 levels.  Given these positive early results and the ongoing competitive pressures in the marketplace, we have revised our prior plans for a measured roll-out of our new products and will now be accelerating the implementation of these initiatives throughout the second half of the year.  These efforts will significantly enhance our bundled service capabilities, and as a result, we expect them to reduce the competitive vulnerability of our core, high margin, retail long distance and ISP businesses,” Mr. Singh added.  “They will also provide us with long-term growth potential in local, cellular and broadband markets where PRIMUS has previously not been a significant player.”

The Company’s second quarter was highlighted by the accelerated implementation of its previously announced strategic initiatives.  Retail VOIP services were rolled out in the United States and were expanded in Canada to small- and medium-sized businesses.  Competitive local services for retail customers were deployed in both Canada and Australia.  Further, based upon favorable market response, the distribution efforts for PRIMUS-branded cellular handsets were broadened in Europe and expanded to both India and the Middle East. Earlier this week, PRIMUS Canada announced its new cellular services offering.

“Our new products are gaining traction and we believe that, going forward, our bundled offerings will provide us the necessary competitive posture better to defend our retail customer base, while enhancing our overall opportunity for long-term growth,” stated Mr. Singh.

Second Quarter 2004 Financial Results

Net revenue for the second quarter of 2004 was $332 million, up 4% from $320 million in the second quarter of 2003, and down 5% sequentially from $348 million in the first quarter of

2004.  “Of the $16 million sequential quarter revenue decline, $11 million was due to weaker foreign currencies, and $5 million resulted from a decline in the Company’s low margin carrier business.  However, the Company's retail revenues remained stable,” stated Neil L. Hazard, Chief Operating Officer and Chief Financial Officer.  “The year-over-year revenue increase is comprised of a $20 million increase from stronger foreign currencies, a $7 million decline in the low margin carrier business and a $1 million decrease in retail revenues.”

Data/Internet and VOIP net revenue was up 21% from the year-ago quarter to a record high of $61 million, and a new record high of 19% of total net revenue, and was up 3% sequentially from the first quarter of 2004. Net revenues from cellular products were $5 million in the second quarter, up sequentially from $3 million in the first quarter, and represented 1.4% of total net revenues. On a geographic basis, net revenue remained balanced with 35% coming from North America, 34% from Europe and 31% from Asia-Pacific. The mix of net revenue by customer type was 81% retail (56% residential and 25% business) and 19% carrier.

Selling, general and administrative (SG&A) expenses for the quarter were $95 million (28.8% of net revenue), as compared to $89 million (27.9% of net revenue) for the second quarter of 2003 and $94 million (27.1% of net revenue) in the prior quarter. The sequential and year-over-year increase in SG&A expenses are due primarily to additional spending on the Company’s new initiatives and increased marketing expenditures associated with defense of the Company's core businesses.

Income from operations was $12 million (including a $2 million loss on a sale of an asset) in the second quarter of 2004, versus $13 million (including a $1 million loss on a sale of an asset) in the year-ago quarter, and was down $8 million from the prior quarter as a result of lower net revenue and higher SG&A expenses.

Adjusted EBITDA, as calculated in the attached schedules, was $37 million for the second quarter of 2004, an improvement of 7% over the second quarter of 2003.  On a sequential basis, Adjusted EBITDA was down from $44 million in the prior quarter, reflecting weaker foreign currencies, increased SG&A spending and lower net revenue.

Interest expense for the quarter was $12 million, a substantial decrease from $15 million in the prior year quarter as a result of the reduction in the amount of and yield on the Company’s debt.

Net loss for the quarter was ($15) million (including $16 million in net losses from foreign currency transactions and the sale of assets, partially offset by a gain on early retirement of debt) compared to net income of $20 million (including $22 million in net gains from foreign currency transactions and the early retirement of debt, partially offset by a loss on the sale of assets) in the second quarter of 2003, and a net loss of ($10) million (including $15 million in losses from foreign currency transactions and early retirement of debt) in the prior quarter.

Adjusted Net Income, as calculated in the attached schedules, for the second quarter was $1 million, as compared to an Adjusted Net Loss of ($2) million in the second quarter of 2003, and Adjusted Net Income of $6 million in the prior quarter.

Basic and diluted loss per common share were ($0.17) for the second quarter 2004, compared to basic and diluted income per common share of $0.21 for the second quarter of 2003, and basic and diluted loss per common share of ($0.11) in the first quarter of 2004. Basic and diluted weighted average common shares outstanding for the second quarter 2004 were 90 million.

Adjusted Diluted Income Per Common Share, as calculated in the attached schedules, was $0.01 for the second quarter 2004, compared to an Adjusted Diluted Loss Per Common Share of ($0.04) in the year-ago quarter, and Adjusted Diluted Income Per Common Share of $0.07 for the first quarter of 2004.

Liquidity and Capital Resources

PRIMUS ended the second quarter of 2004 with a cash balance of $78 million, including $12 million of restricted funds. The June 30, 2004 cash balance was reduced by $7 million from the March 31, 2004 balance due to certain cash balances being maintained in countries where currencies weakened as compared to the US dollar. During the quarter the Company generated $20 million in cash from operating activities after paying down $15 million in accounts payable and certain other current liabilities.  Capital expenditures for the quarter were $8 million, and the Company spent $9 million on business acquisitions.  Free cash flow for the second quarter of 2004, as calculated in the attached schedules, was $13 million.

During the second quarter of 2004 the Company repurchased $5 million and $0.5 million principal amount of its 8.00% and 12.75% senior notes, respectively. In April the Company’s Canadian subsidiary established a $42 million Canadian dollar term loan facility with an interest rate of 7.75%, which is currently not drawn upon.

PRIMUS’s long-term debt obligations as of June 30, 2004 were $582 million.  The Company and/or its subsidiaries will evaluate and determine on a continuing basis, depending upon market conditions and the outcome of events described as “forward-looking statements” in this release and its SEC filings, the most efficient use of the Company’s capital, including investment in the Company’s network and systems, lines of business, potential acquisitions, purchasing, refinancing, exchanging or retiring certain of the Company’s outstanding debt securities in privately negotiated transactions, open market transactions or by other direct or indirect means to the extent permitted by its existing covenants.  The Company has an effective shelf registration statement on file with the SEC for issuance of up to an aggregate of $200 million of securities.

Revised 2004 Goals

“In light of existing competitive pressures and our expectation that meaningful revenues from the new initiatives will not materialize until 2005, the Company expects sequential revenue, on a constant currency basis, to be roughly flat in the third quarter, followed by a positive inflection in the fourth quarter of 2004,” stated Mr. Singh.

“Most of the strategic initiatives are expected to be launched by the end of the year, and our revised goals reflect the accelerated deployment of these products.  As a result of the related investments, together with the need for increased marketing to defend our core businesses, we now expect Adjusted EBITDA to be in the $29 million to $31 million range in the third quarter, with a positive inflection in the fourth quarter.  Capital expenditures for the full year 2004 are expected to be in the range of $42 million to $45 million.  Free cash flow for the last half of the year is expected to be in the range of postive $5 million to $10 million, and we expect an Adjusted Net Loss in the range of ($6) million to ($9) million for the full year,” stated Mr. Singh.

“We are taking strong, positive action today, with the goal of strengthening our business and improving our outlook for 2005,” Mr. Singh commented.  We believe that the accelerated roll-out of our new initiatives will strengthen our competitive positioning as we seek to defend our profitable core businesses.  That’s obviously our top priority.  However, these same initiatives will also enable us to exploit opportunities in the new local, cellular and broadband markets.  We plan to provide guidance in early 2005 which will reflect our operating experience in the evolving competitive marketplace during the balance of 2004,” Singh concluded.

*  *  *

The management of PRIMUS Telecommunications Group, Incorporated will conduct a conference call and Web cast to discuss second quarter 2004 results today, July 29, 2004, at 5:00 PM Eastern.  Participants should dial 800-982-3654 (domestic) or 703-871-3021 (international) for telephone access or go to www.primustel.com for Web cast access about ten minutes prior to the start-time.  Replay information will be available following the conclusion of the live broadcasts on the Company’s Web site.

*  *  *

Primus Telecommunications Group, Incorporated (Nasdaq: PRTL) is a global telecommunications services provider offering bundled voice, data, Internet, DSL, VOIP, cellular, Web hosting, enhanced VPN applications and other value added services.  PRIMUS operates an extensive global backbone network of owned and leased transmission facilities, including VOIP connections to over 150 countries and over 550 points-of-presence (POPs) throughout the world, ownership interests in 23 undersea fiber optic cable systems, 18 international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide.  PRIMUS also has deployed a global broadband fiber optic ATM+IP network and operates data centers to offer customers Internet, data, hosting and e-commerce services.  Founded in 1994 and based in McLean, Virginia, PRIMUS serves corporate, small- and medium-sized businesses, residential and data, ISP and telecommunications carrier customers primarily located in the North America, Europe and Asia-Pacific regions of the world.  News and information are available at PRIMUS’s Web site at www.primustel.com.

*  *  *

Statements in this press release concerning the future revenue, income from operations, net income and basic and diluted income per common share, quarterly interest expense, VOIP, cellular and wireline growth prospects, financing plans, income tax expense, cash flow, the effectiveness and profitability of planned future service offerings, selling, general and administrative expense, capital expenditures, working, capital changes in competitive circumstances and growth constitute “forward-looking statements” within the meaning of Section 27A of the

Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: changes in business conditions; future growth, including future growth related to new product initiatives; competitive market strategies including product bundling by competition; accelerating new product initiatives; fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; adverse interest rate developments; fluctuations in prevailing trade credit terms or revenues due to the adverse impact of, among other things, further telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting our large carrier customers; the possible inability to raise additional capital when needed, or at all; changes in the telecommunications or Internet industry; adverse tax rulings from applicable taxing authorities; digital subscriber line, Internet, VOIP, cellular and telecommunications competition; changes in financial, capital market and economic conditions; changes in service offerings or business strategies; difficulty in retaining customers; difficulty in providing VOIP services or new local, cellular or broadband initiatives; changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate; restrictions on our ability to follow certain strategies or complete certain transactions as a result of our capital structure or debt covenants; risks associated with our limited DSL, Internet, VOIP, cellular and Web hosting experience and expertise; entry into developing markets; the possible inability to hire and/or retain qualified sales, technical and other personnel, and to manage growth; risks associated with international operations; dependence on effective information systems; dependence on third parties to enable us to expand and manage our global network and operations and to provide local, cellular and broadband services; dependence on the implementation and performance of our global asynchronous transfer mode + Internet protocol communications network; adverse outcomes of outstanding litigation matters; and the outbreak or escalation of hostilities or terrorist acts and adverse geopolitical developments. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations.  Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made.  We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult the discussion of risks and uncertainties under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Short and Long-Term Liquidity Considerations and Risks”; and “-Special Note Regarding Forward-Looking Statements” contained in our annual report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

This release includes certain non-GAAP financial measures as defined under SEC rules.  As required by SEC rules, we have provided a reconciliation of these measures to the most directly comparable GAAP measures, which is contained in the tables to this release and on our website at www.primustel.com.  Additionally, information regarding the purpose and use for these non-GAAP financial measures is set forth with this press release in our Current Report on Form 8-K filed with the SEC on July 29, 2004, and available on our website.

For more information:

John DePodesta

Executive Vice President

Primus Telecommunications Group, Incorporated

(703) 748-8050

ir@primustel.com

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

NET REVENUE	$331,615	$320,240	$679,638	$620,683

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	199,035	196,363	408,692	386,386
Selling, general and administrative	95,407	89,241	189,724	166,866
Depreciation and amortization	23,140	21,218	46,647	41,553
Loss on sale of assets	1,873	804	1,873	804
Asset impairment write-down	—	—	—	537

Total operating expenses	319,455	307,626	646,936	596,146

INCOME FROM OPERATIONS	12,160	12,614	32,702	24,537

INTEREST EXPENSE	(11,579)	(14,622)	(26,658)	(29,999)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OF DEBT	297	7,981	(13,896)	14,634
INTEREST AND OTHER INCOME (EXPENSE)	552	(82)	1,288	200
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	(14,665)	14,765	(15,797)	24,818

INCOME (LOSS) BEFORE INCOME TAXES	(13,235)	20,656	(22,361)	34,190
INCOME TAX EXPENSE	(1,651)	(620)	(2,580)	(2,953)
NET INCOME (LOSS)	(14,886)	20,036	(24,941)	31,237
ACCRETED AND DEEMED DIVIDEND ON CONVERTIBLE PREFERRED STOCK	—	(1,356)	—	(1,678)
INCOME (LOSS) ATTRIB. TO COMMON STOCKHOLDERS	$(14,886)	$18,680	$(24,941)	$29,559

INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.17)	$0.21	$(0.28)	$0.35
Diluted	$(0.17)	$0.21	$(0.28)	$0.34

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	89,611	87,774	89,190	85,332
Diluted	89,611	90,744	89,190	87,572

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED FINANCIAL DATA

(in thousands)

(unaudited)

Balance Sheet Data

June 30, 2004

Cash and cash equivalents	$66,349
Accounts receivable, net	176,897
Other current assets	44,450
TOTAL CURRENT ASSETS	287,696

Restricted cash	12,012
Property and equipment, net	314,688
Intangible assets, net	106,133
Other assets	17,793
TOTAL ASSETS	$738,322

Accounts payable	$96,303
Accrued interconnection costs	76,203
Accrued expenses and other current liabilities	70,198
Accrued income taxes	21,733
Accrued interest	14,376
Current portion of long-term obligations	21,347
TOTAL CURRENT LIABILITIES	300,160

Non-current portion of long-term obligations	560,366
Other liabilities	1,420
TOTAL LIABILITIES	861,946

Stockholders’ deficit	(123,624)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$738,322

Operational Data

(Three Months Ended June 30, 2004)

		Minutes of Use
Region	Net Revenue	International	Domestic	Total
North America	$117,523	550,439	801,738	1,352,177
Europe	112,878	672,893	195,208	868,101
Asia-Pacific	101,214	41,748	204,598	246,346
Total	$331,615	1,265,080	1,201,544	2,466,624

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003

NET INCOME (LOSS)	$(14,886)	$(10,055)	$20,036
Add:
Interest expense	11,579	15,079	14,622
Income tax expense	1,651	929	620
Depreciation and amortization expense	23,140	23,507	21,218
Non-cash compensation expense	—	—	245
Loss on sale of assets	1,873	—	804
(Gain) loss on early extinguishment of debt	(297)	14,193	(7,981)
Foreign currency transaction (gain) loss	14,665	1,132	(14,765)
Less:
Interest income and other income	(552)	(736)	82

ADJUSTED EBITDA	$37,173	$44,049	$34,881

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF DILUTED INCOME (LOSS) PER COMMON SHARE TO

ADJUSTED DILUTED INCOME (LOSS) PER COMMON SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003

NET INCOME (LOSS)	$(14,886)	$(10,055)	$20,036
Add:
Loss on sale of assets	1,873	—	804
Early debt termination interest penalty	—	852	—
(Gain) loss on early extinguishment of debt	(297)	14,193	(7,981)
Foreign currency transaction (gain) loss	14,665	1,132	(14,765)

ADJUSTED NET INCOME (LOSS)	1,355	6,122	(1,906)

Accreted and deemed dividend on convertible preferred stock	—	—	(1,356)
ADJUSTED DILUTIVE INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,355	$6,122	$(3,262)

BASIC WEIGHTED AVG. COMMON SHARES OUTSTANDING	89,611	88,770	87,774
Stock options - dilutive shares	3,586	4,140	—
Stock warrants - dilutive shares	—	18	—
ADJUSTED DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	93,197	92,928	87,774

ADJUSTED DILUTED INCOME (LOSS) PER COMMON SHARE	$0.01	$0.07	$(0.04)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003

NET CASH PROVIDED BY OPERATING ACTIVITIES	$20,248	$13,579	$19,051
Net cash used in purchase of property and equipment	(7,681)	(9,773)	(4,705)

FREE CASH FLOW	$12,567	$3,806	$14,346